Exhibit 10.3

COLLATERAL SECURITY AGREEMENT

dated as of August 16, 2005

by and among

HUNTSMAN INTERNATIONAL LLC,

CERTAIN SUBSIDIARIES OF HUNTSMAN INTERNATIONAL LLC

FROM TIME TO TIME PARTY HERETO

and

DEUTSCHE BANK AG NEW YORK BRANCH,

AS COLLATERAL AGENT

TABLE OF CONTENTS

ARTICLE I
SECURITY INTERESTS

1.1	Grant of Security Interests
1.2	Delivery of Pledged Stock and Pledged Intercompany Notes
1.3	Continued Performance by Assignor
1.4	Power of Attorney
1.5	Intercreditor Agreement

ARTICLE II
GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	General Representations, Warranties and Covenants
2.2	Reliance

ARTICLE III
SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

3.1	Additional Representations and Warranties
3.2	Maintenance of Records
3.3	Instruments
3.4	Direction to Account Debtors; Contracting Parties, etc.

ARTICLE IV
SPECIAL PROVISIONS CONCERNING MARKS

4.1	Additional Representations and Warranties
4.2	Divestitures
4.3	Infringements
4.4	Preservation of Marks
4.5	Maintenance of Registration
4.6	Future Registered Marks
4.7	Remedies

ARTICLE V
SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1	Additional Representations and Warranties
5.2	Infringements
5.3	Preservation of Patents
5.4	Prosecution of Patent Applications
5.5	Other Patents and Copyrights
5.6	Remedies

ARTICLE VI
PROVISIONS CONCERNING PLEDGED SECURITIES

i

6.1	Pledge of Notes and Additional Stock
6.2	Capital Stock

ARTICLE VII
PROVISIONS CONCERNING ALL COLLATERAL

7.1	Protection of Collateral Agent’s Security
7.2	Warehouse Receipts Non-negotiable
7.3	Right to Initiate Judicial Proceedings, etc.
7.4	Appointment of a Receiver
7.5	Further Actions
7.6	Financing Statements
7.7	Control

ARTICLE VIII
REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

8.1	Default
8.2	Remedies; Obtaining the Collateral Upon Default
8.3	Remedies; Disposition of the Collateral
8.4	Waiver of Claims
8.5	Application of Proceeds
8.6	Remedies Cumulative
8.7	Discontinuance of Proceedings
8.8	Collateral Agent’s Calculations
8.9	Adjustments
8.10	Sharing Arrangements

ARTICLE IX
INDEMNITY

9.1	Indemnity
9.2	Indemnity Obligations Secured by Collateral; Survival

ARTICLE X
OTHER AGREEMENTS WITH COLLATERAL AGENT

10.1	Compensation and Expenses
10.2	Stamp and Other Taxes
10.3	Filing Fees, Excise Taxes, Etc.

ARTICLE XI
THE COLLATERAL AGENT

11.1	Appointment of the Collateral Agent
11.2	Acceptance of Appointment
11.3	Further Assurances
11.4	Exculpatory Provisions
11.5	Delegation of Duties
11.6	Reliance by Collateral Agent
11.7	Limitations on Duties of the Collateral Agent
11.8	Assets to Be Held in Trust

11.9	Resignation and Removal of the Collateral Agent
11.10	Status of Successors to the Collateral Agent
11.11	Merger of the Collateral Agent
11.12	Additional Co-Agents; Separate Agents
11.13	Collateral Agent as UK Security Trustee

ARTICLE XII
TERMINATION; RELEASES OF COLLATERAL

12.1	Release of Certain Security
12.2	Termination Upon Satisfaction

ARTICLE XIII
LIMITED RIGHTS OF SECURED PARTIES; PROOFS OF CLAIM

13.1	Limited Rights of Secured Parties
13.2	Filing of Claims
13.3	Collection of Claims
13.4	Limitations

ARTICLE XIV
MISCELLANEOUS

14.1	Notices
14.2	Waiver; Amendment
14.3	Obligations Absolute
14.4	Successors and Assigns
14.5	Headings Descriptive
14.6	Severability
14.7	Conflict With Other Agreements
14.8	Governing Law
14.9	Consent to Jurisdiction and Service of Process; Waiver of Jury Trial
14.10	Assignor’s Duties
14.11	Counterparts
14.12	No Action by Secured Parties
14.13	Definitions; Interpretation
14.14	Conflicts with the Credit Agreement
14.15	References to this Agreement in Other Documents

PLEDGED INTERCOMPANY NOTES

INTERCREDITOR AGREEMENT

ANNEXES

ANNEX A	-	Definitions
ANNEX B	-	Trademarks and Patents
ANNEX C	-	Copyrights

SCHEDULES

SCHEDULE A		-	Existing Hedging Agreements
SCHEDULE B		-	Intercompany Notes
SCHEDULE C		-	Capital Stock
SCHEDULE 2.1(f)		-	Chief Executive Office
SCHEDULE 2.1(g)		-	Location of Inventory and Equipment
SCHEDULE 2.1(h)		-	Aircraft, Vehicles, Vessels, Barges, Railcars and Rolling Stock
SCHEDULE 2.1(i)		-	Trade and Fictitious Names
SCHEDULE 2.1(j)		-	State of Incorporation
SCHEDULE 2.1(k)		-	Commercial Tort Claims
SCHEDULE 4.1		-	Marks
SCHEDULE 5.1(A)		-	Patents
SCHEDULE 5.1(B)		-	Copyrights

EXHIBITS

EXHIBIT A		-	Form of Supplement to Security Agreement
EXHIBIT B		-	Intercreditor Agreement

COLLATERAL SECURITY AGREEMENT

COLLATERAL SECURITY AGREEMENT (as amended, restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”), dated as of August 16, 2005, is by and among each of the undersigned (each, an “Assignor” and, together with any other entity that becomes a party hereto pursuant to Section 14.2(d) hereof, collectively, the “Assignors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent for the benefit of (i) the Lenders and the Administrative Agent under the Credit Agreement hereinafter referred to; (ii) the Senior Secured Notes Trustee, for the benefit of itself and the holders of the Senior Secured Notes; (iii) if one or more Lenders (or any Affiliate thereof) has heretofore entered into or hereafter enters into one or more Interest Rate Agreements or Other Hedging Agreements permitted pursuant to Section 8.2(e) of the Credit Agreement with, or guaranteed by, the Borrower or any of its Subsidiaries, any such Lender or Lenders or any Affiliate of such Lender or Lenders (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Agreements or Other Hedging Agreements and their subsequent assigns, if any (collectively, the “Secured Hedging Agreements”); and (iv) one or more financial institutions from time to time party to Overdraft Facilities Agreements with, or guaranteed by, the Borrower or any of its Subsidiaries (collectively the “Secured Parties” or the “Secured Party”).  The meaning of capitalized terms used herein shall be determined in accordance with Section 14.13 hereof.

W I T N E S S E T H:

WHEREAS, Huntsman International LLC, a Delaware limited liability company (the “Borrower” or the “Company”), the financial institutions (the “Lenders”) from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent (together with any successor agent, the “Administrative Agent”), Deutsche Bank Securities Inc., as joint lead arranger and joint book runner, Citigroup Global Markets Inc., as co-syndication agent, joint lead arranger and joint book runner and Credit Suisse, as co-syndication agent and joint book runner, are contemporaneously herewith entering into a Credit Agreement dated as of the date hereof (the “Credit Agreement”, as the same may hereafter be amended, modified, extended, renewed, replaced, restated, waived or supplemented from time to time, and including any agreement extending the maturity of or restructuring of all or any portion of the Indebtedness under such agreement or any successor agreements);

WHEREAS, Huntsman LLC, a Utah limited liability company, (“HLLC”) has issued $455.4 million in aggregate principal amount of Senior Secured Notes due 2010 (together with any additional notes issued under the Senior Secured Notes Indenture (as hereinafter defined) which are permitted to be issued under the Credit Agreement, the “Senior Secured Notes”) under an Indenture, dated as of September 30, 2003, among Borrower, the Assignors parties thereto as guarantors, and HSBC Bank USA, as trustee thereunder (such trustee and any successor trustee thereunder, the “Senior Secured Notes Trustee”, and such indenture, as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Senior Secured Notes Indenture”);

WHEREAS, the Assignors party to the Senior Secured Notes Indenture have guaranteed the obligations of HLLC under the Senior Secured Notes Indenture;

WHEREAS, the Borrower or any of its Subsidiaries may have from time to time before the date hereof, entered into, or guaranteed, one or more Interest Rate Agreements or Other Hedging Agreements each as described on Schedule A hereto (collectively, the “Existing Hedging Agreements”);

WHEREAS, on the Closing Date, HLLC will merge with and into the Borrower, with the Borrower as the surviving entity;

WHEREAS, the Borrower or any of its Subsidiaries may at any time and from time to time enter into, or guarantee, one or more Interest Rate Agreements or Other Hedging Agreements;

WHEREAS, the Borrower or any of its Subsidiaries may at any time and from time to time enter into, or guarantee, one or more loan agreements evidencing the Overdraft Facilities (the “Overdraft Facilities Agreements”);

WHEREAS, pursuant to the Subsidiary Guaranty, each Assignor (other than the Borrower) has jointly and severally guaranteed to the Secured Parties (other than the Senior Secured Notes Trustee and the holders of the Senior Secured Notes) the payment when due of all obligations of Borrower and the other Assignors under or with respect to the Loan Documents, the Secured Hedging Agreements and the Overdraft Facilities Agreements;

WHEREAS, Huntsman Headquarters Corporation has guaranteed to the Secured Parties (other than the Senior Secured Notes Trustee and the holders of the Senior Secured Notes) the payment when due of all obligations of Borrower and the other Assignors under or with respect to the Loan Documents, the Secured Hedging Agreements and the Overdraft Facilities Agreements; and

WHEREAS, each Assignor desires to execute this Agreement in order to satisfy the conditions under the Credit Agreement and the Senior Secured Notes Indenture.

NOW, THEREFORE, in consideration of the extensions of credit to be made to each Assignor and other benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

ARTICLE I

SECURITY INTERESTS

1.1          Grant of Security Interests.  (a) As collateral security for the prompt and complete payment and performance of the Secured Obligations when due, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to make the Loans and provide the other financial accommodations to Borrower contemplated therein, each such Assignor does hereby grant, pledge, assign and transfer unto the Collateral Agent, in its capacity as Collateral Agent hereunder for the benefit of the Secured Parties, a continuing security interest of first priority in all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time arising, and whether now owned or hereafter from time to time acquired or created:  (i) all cash, accounts, deposits, Deposit Accounts, Investment Property, securities accounts, securities and insurance policies now or at any time hereafter in the possession or under control of such Assignor or its respective bailees and any interest therein, (ii) each and every Receivable, (iii) all Contracts, together with all Contract Rights arising thereunder, and all equity and debt securities and other interests in any and all Unrestricted Subsidiaries, (iv) all Inventory, (v) any cash collateral account established with respect to such Assignor and all monies, securities and instruments deposited or required to be deposited in such cash collateral account, (vi) all Equipment, (vii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks and all Intellectual Property Causes of Action, (viii) all Patents and Copyrights, and all reissues, renewals or extensions thereof, (ix) all computer programs and all intellectual property rights therein and all other proprietary information, including, but not limited to, Trade Secrets, (x) all vehicles, aircraft, vessels, barges, railcars, rolling stock and Fixtures, together with accessions thereto and replacement parts therefor, (xi) (A) all Intercompany Notes described in Schedule B (as it may, from time to time, be supplemented in accordance with the terms hereof), all other Intercompany Notes and all other promissory notes owing to such Assignor; (B) (1) all Capital Stock described in Schedule C (as it may, from time to time, be supplemented in accordance with the terms hereof) and (2) all other Capital Stock; and (C) all Stock Rights, (xii) all books and records, customer lists, ledger cards, credit files, print-outs, and other materials and records pertaining to any of the foregoing, whether now owned or hereafter acquired, (xiii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (xiv) all Letter-of-Credit Rights, (xv) any Commercial Tort Claims described on Schedule 2.1(k), (xvi) all other personal property of such Assignor, whether now owned or hereafter acquired, (xvii) all documents of title evidencing or issued with respect to any of the foregoing, and (xviii) all Proceeds and products of any and all of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of such Assignor in respect thereof) (all of the above, as limited below in Sections 1.1(c) and 1.1(d), collectively, the “Collateral”); provided, however, that the security interests granted hereunder shall only cover any Assignor’s right, title and interest in any asset subject to liens described in clause (2) of Section 8.1(h) of the Credit Agreement, to the extent that the Lender (as defined in that certain Loan Agreement by and among Huntsman Headquarters Corporation, Huntsman Petrochemical Corporation, Huntsman Chemical Corporation, Huntsman Packaging Corporation and U.S. Bank of Utah dated as of December 17, 1996 (the “Headquarters Loan Agreement”) has consented to the grant by Huntsman Headquarters Corporation of a security interest in any Collateral (as defined in the Headquarters Loan Agreement) hereunder.

(b)           The security interests of the Collateral Agent under this Agreement extend to all Collateral of the kind which is the subject of this Agreement (but subject to the limitations contained in this Agreement) which the Assignor may acquire at any time during the continuation of this Agreement.

(c)           The Collateral shall not include any property or assets (whether tangible or intangible, including without limitation, Capital Stock) or any right, title or interest in respect thereof (i) which constitutes the Capital Stock (as defined in the Senior Secured Notes Indenture)

of Subsidiaries (as defined in the Senior Secured Notes Indenture) of the Borrower or of any Guarantor (as defined in the Senior Secured Notes Indenture), or any Stock Rights or Proceeds thereof in any such Capital Stock, (ii) which is subject to an agreement that expressly prohibits the assignment thereof, or the creation of a security interest therein (including, without limitation, Receivables (and Deposit Accounts holding proceeds of those Receivables) subject to a Permitted Accounts Receivables Securitization), (iii) to the extent that any law or regulation applicable to such rights or property prohibits the assignment thereof or the creation of a security interest therein and (iv) to the extent that such collateral is not required to be pledged under Section 7.11(a), (c) or (d) of the Credit Agreement; provided, however, that such rights and property described in the preceding clauses (ii) and (iii) shall be excluded from the Collateral only to the extent and for so long as such agreement (in the case of clause (ii)) or such law (in the case of clause (iii)) continues to expressly prohibit the creation of such security interest, and upon the expiration of such prohibition, the rights and property as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of the Assignor or the Collateral Agent; provided, further, that the Capital Stock of LPC pledged by TAI shall constitute Collateral, except that the exercise of any rights or remedies with respect to the Capital Stock of LPC shall be subject to the transfer restrictions set forth in the Joint Venture Agreement dated as of October 18, 1993 between TAI and Kronos Louisiana, Inc.

(d)           Notwithstanding Sections 1.1(a) and (b), for the avoidance of doubt, Collateral shall not include Capital Stock and equity interests, or portion thereof, of Persons organized outside the United States which would otherwise be required to be pledged to the Collateral Agent pursuant to the terms hereof (“Foreign Equity Interests”) but which are pledged pursuant to collateral documents (“Foreign Pledge Documents”) governed by the laws of a jurisdiction other than any State or Federal laws of the United States of America.

1.2          Delivery of Pledged Stock and Pledged Intercompany Notes.  The Pledged Intercompany Notes listed on Schedule B and the certificates representing the Pledged Stock listed on Schedule C (other than the shares of capital stock of foreign entities which are not certificated) shall be delivered to the Collateral Agent contemporaneously herewith together with appropriate undated note powers and stock powers duly executed in blank.  Neither the Collateral Agent nor any Secured Party shall be obligated to preserve or protect any rights with respect to the Pledged Intercompany Notes or the Pledged Stock or to receive or give any notice with respect thereto whether or not the Collateral Agent or any Secured Party is deemed to have knowledge of such matters.  The Collateral Agent agrees to hold such Pledged Stock, the Pledged Intercompany Notes and any other Collateral in its possession for the benefit of the Secured Parties.

1.3          Continued Performance by Assignor.  The assignments and security interests under this Agreement granted to the Collateral Agent shall not relieve any Assignor from the performance of any term, covenant, condition or agreement on such Assignor’s part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Collateral Agent to perform or observe any such term, covenant, condition or agreement on such Assignor’s part to be so performed or observed or impose any liability on the Collateral Agent for any act or omission on the part of such Assignor relative thereto or for any breach of any representation or warranty on the part of such Assignor contained in this

Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith.

1.4          Power of Attorney.  By way of securing its obligations hereunder, each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise), in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

1.5          Intercreditor Agreement.  Each of the Secured Parties agrees that all the rights hereunder are subject to the terms of the Intercreditor Agreement, a copy of which is attached as Exhibit B hereto (as amended, modified, supplemented, replaced or restated, the “Intercreditor Agreement”).

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1          General Representations, Warranties and Covenants.  In addition to and not in limitation of the representations and warranties of any Assignor set forth in any other Debt Document to which such Assignor is a party, each Assignor represents, warrants and covenants to the Collateral Agent, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

(a)           Incorporation of Credit Agreement Representations.  The representations and warranties set forth in Article VI of the Credit Agreement as they relate to such Assignor or to the Loan Documents to which such Assignor is party, each of which representations is incorporated herein by reference, are true and correct in all material respects and the Collateral Agent shall be entitled to rely on such representations and warranties as if fully set forth herein.

(b)           Title to Debt and Notes.  Such Assignor is the direct and sole legal and equitable owner of any and all Pledged Debt and Pledged Intercompany Notes indicated on Schedule B as being owned by it.  Such Assignor has the authority to pledge and deliver such Pledged Debt to the Collateral Agent pursuant hereto.

(c)           Title to Pledged Stock.  Such Assignor is the record and beneficial owner of each share of the Pledged Stock indicated on Schedule C as being owned by it.  All of such shares of the Pledged Stock are duly authorized, validly issued, fully paid and non-assessable (or, with respect to foreign entities, to the extent such concepts are applicable under the laws under which such entities are organized).  Such Assignor has all requisite rights, power, and authority to pledge and deliver such Pledged Stock to the Collateral Agent pursuant hereto (or, with respect to the shares of capital stock of any foreign entities that are not certificated, to execute, deliver, record and register any and all pledges or charges on such shares which are necessary or advisable to create a first priority perfected security interest (subject to clauses (i) and (vi) of the definition of “Customary Permitted Liens” in the Credit Agreement) in such shares).  Each Assignor indicated on Schedule C as owning shares in a foreign entity has executed and delivered and will promptly following the date hereof record and register, any and all pledges, charges and other instruments necessary to create valid, continuing, perfected Liens (or the equivalent rights under the applicable laws of the relevant foreign jurisdictions) on such Pledged Stock (subject to clauses (i) and (vi) of the definition of “Customary Permitted Liens” in the Credit Agreement) in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties.

(d)           Necessary Filings.  Subject to the limitations described in Section 6.21(a) of the Credit Agreement, all documents and instruments for all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interests granted by the Assignors to the Collateral Agent hereby in respect of the Collateral have been delivered by the Assignors to the Collateral Agent, and, upon the Collateral Agent’s accomplishing of all such filings, registrations and recordings, the security interests granted to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties pursuant to this Agreement in and to the Collateral constitute or shall constitute perfected security interests therein and is or shall be entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests; provided, however, that the parties agree that no Assignor shall have any obligation hereunder to take any actions to perfect the security interests granted by such Assignor to the Collateral Agent hereunder in any Excluded Foreign or Transportation Assets.

(e)           Other Financing Statements.  As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral, except for (i) those evidencing Permitted Liens and (ii) financing statements evidencing Liens released on the date hereof (or for which a UCC-3 termination statement or other release satisfactory to the Collateral Agent shall have been previously filed or delivered to the Collateral Agent on the date hereof) and, so long as any of the Secured Obligations are in effect, no Assignor will authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed to or to be filed in respect of and covering the security interests granted hereby by such Assignor or for those evidencing Permitted Liens.

(f)            Chief Executive Office; Records.  The chief executive office of each Assignor is located at the address indicated on Schedule 2.1(f) hereto for such Assignor.  No Assignor shall move its chief executive office until (i) it shall have given to the Collateral Agent not less than 30 days’ (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interests of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby and (iv) the Collateral Agent shall have received evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

(g)           Location of Inventory and Equipment.  All Inventory and Equipment held in the United States of America on the date hereof by each Assignor is located at one of the locations shown on Schedule 2.1(g) hereto, or at locations that house Inventory and Equipment having a book value of less than $1,000,000.  Each Assignor agrees that all Inventory and Equipment (other than Inventory in transit in the ordinary course of business or with a book value of less than $1,000,000) now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Schedule 2.1(g) hereto, at locations that house Inventory and Equipment having a book value of less than $1,000,000, or at such new location as such Assignor may establish in accordance with the last sentence of this Section 2.1(g).  Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent not less than 15 days (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received reasonable evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

(h)           Vehicles, Aircraft, Vessels and Railcars.  All aircraft, vehicles, vessels, barges, railcars and rolling stock owned by each Assignor (other than the Excluded Transportation Assets) are identified under such Assignor’s name on Schedule 2.1(h).  Each Assignor agrees that in the event it acquires or otherwise holds title to any vehicles, aircraft, vessels, barges, railcars or rolling stock (other than the Excluded Transportation Assets) not otherwise identified on Schedule 2.1(h), such Assignor shall (A) give the Collateral Agent prompt written notice thereof, clearly describing such new vehicles, aircraft, vessel, barges, railcars or rolling stock, and shall provide such other information in connection therewith as the Collateral Agent may request, and (B) take all actions reasonably satisfactory to the Collateral Agent to cause the security interest in the Collateral granted by it hereby to be, and continue at all times to be, fully perfected and in full force and effect.  The Collateral Agent hereby agrees, on behalf of the Secured Parties, that the Assignors shall not be obligated to perfect the Collateral Agent’s security interests in Excluded Transportation Assets; provided, however, that each Assignor agrees, within ten (10) days of its receipt of a written request from the Collateral

Agent after the occurrence and during the continuance of an Event of Default, to take any and all actions necessary or reasonably requested by the Collateral Agent, including the execution and delivery of all documents and instruments necessary or reasonably requested by the Collateral Agent, to perfect the Collateral Agent’s security interests in any or all Excluded Transportation Assets owned by such Assignor.

(i)            Trade Names; Change of Name.  No Assignor has or operates in any jurisdiction, or in the preceding 12 months has had or has operated in any jurisdiction, under any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed under its name on Schedule 2.1(i).  The true and correct corporation identification number (if applicable) or other applicable formation identification number (if applicable) of each Assignor, the exact legal name of each Assignor as it appears in official filings in the state of its incorporation or organization and the jurisdiction of incorporation or organization of each Assignor is set forth on Schedule 2.1(i).  No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith misleading within the meaning of Article 9 of the UCC until (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new name, it shall have taken all action to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished an opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and (iv) the Collateral Agent shall have received evidence reasonably satisfactory to it that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interests granted hereby.

(j)            State of Incorporation.  The jurisdiction of incorporation or formation of each Assignor as of the date hereof is listed Schedule 2.1(j).  Without limiting the prohibitions on mergers involving the Assignors contained in the Credit Agreement, no Assignor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof unless (i) it shall have given to the Collateral Agent not less than 30 days’ prior written notice of its intention to do so, clearly describing such new state of incorporation or formation, as the case may be, and providing such other information in connection therewith as the Collateral Agent may reasonably request, (ii) with respect to such new state of incorporation or formation, as the case may be, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect, (iii) at the reasonable request of the Collateral Agent, it shall have furnished a customary opinion of counsel reasonably acceptable to the Collateral Agent to the effect that all financing or continuation statements and amendments or supplements thereto have been filed in the appropriate filing office or offices, and all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby and (iv) the Collateral Agent shall have received evidence reasonably satisfactory to it that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such filings have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

(k)           Commercial Tort Claims.  No Assignor has any Commercial Tort Claims, except as listed on Schedule 2.1(k).

2.2          Reliance.  All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the other Loan Documents, the Senior Secured Notes Indenture, the Senior Secured Notes, the Secured Hedging Agreements and the Overdraft Facilities Agreements regardless of any investigation made by the Secured Parties or on their behalf.

ARTICLE III

SPECIAL PROVISIONS CONCERNING RECEIVABLES;
CONTRACT RIGHTS; INSTRUMENTS

3.1          Additional Representations and Warranties.  The Assignors hereby agree with respect to the Receivables that as of the time when each Receivable arises, each Assignor shall be deemed to have represented and warranted to the Collateral Agent that such Receivable, and all records, papers and documents relating thereto (if any) are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the best of such Assignor’s knowledge, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both; (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes); (iii) will, to the best of such Assignor’s knowledge, evidence true and valid obligations, enforceable in accordance with their respective terms; and (iv) will be in compliance and will conform in all material respects with all Requirements of Law.

3.2          Maintenance of Records.  Each Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts (other than Contracts that do not constitute Collateral), including, but not limited to, the originals (where available) of all documentation (including each Contract, other than Contracts that do not constitute Collateral) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and that such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon demand.  Upon the occurrence and during the continuance of an Event of Default and at the reasonable request of the Collateral Agent, each Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts, other than Contracts that do not constitute Collateral) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor).  Upon the Collateral Agent’s reasonable request, each Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has security interests therein.

3.3          Instruments.  If any Assignor owns or acquires any Instrument (other than a promissory note) constituting Collateral with a fair market value in excess of $100,000, such Assignor will within thirty (30) days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly, and in any event within thirty (30) days (unless otherwise extended at the discretion of the Collateral Agent) deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

3.4          Direction to Account Debtors; Contracting Parties, etc.  Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Collateral Agent or, upon direction of the Collateral Agent, to a separate cash collateral account established with respect to such Assignor, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent that such Assignor might have done, and, without notice to or assent by such Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, any cash collateral so paid to the Collateral Agent or account in the manner provided in Section 8.5.  The costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the applicable Assignor.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING MARKS

4.1          Additional Representations and Warranties.  Each Assignor represents and warrants to the Collateral Agent as of the date hereof (or, in the case of an Assignor made party hereto pursuant to its execution of a supplement hereto in accordance with Section 14.2(d), as of the date of such supplement) that (a) it is the true and lawful exclusive owner of the registrations and pending applications for Marks listed under its name in Schedule 4.1, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) said listed registrations and pending applications for Marks include all the registrations or pending applications in the United States Patent and Trademark Office that such Assignor now owns in connection with its business, (c) to its knowledge, it owns or is licensed to use all Marks that it uses, except where the failure to do so could not reasonably be expected to have a Material

Adverse Effect, (d) except as indicated on Schedule 4.1, it is aware of no third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any Mark in any manner that is reasonably likely to have a Material Adverse Effect, (e) the Marks listed under its name in Schedule 4.1 are subsisting, have not been canceled, and, to its knowledge, valid, except with respect to any such Marks that are not necessary or material to the operation or financial condition of Assignor’s business and (f) it owns or is licensed to use all United States trademark registrations and applications that it uses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and associated goodwill, and record the same.  Each Assignor agrees to update Schedule 4.1 from time to time (but no less frequently than annually) to reflect any new information required to be indicated thereon and will provide such supplement to the Collateral Agent in the form required by the Collateral Agent.

4.2          Divestitures.  Each Assignor hereby agrees not to divest itself of any material right under any Significant Mark absent prior written approval of the Collateral Agent, except in accordance with the Credit Agreement.

4.3          Infringements.  Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent non-privileged information that may be available with respect to, any party who may be infringing or otherwise violating any of such Assignor’s rights in and to any Significant Mark, or with respect to any party claiming that such Assignor’s use of any Significant Mark violates any property right of that party, in each case to the extent that such Assignor reasonably believes that, with respect to such infringement, if determined adversely to such Assignor, it could reasonably be expected to have a Material Adverse Effect.

4.4          Preservation of Marks.  Each Assignor shall have the duty to: (a) prosecute diligently any trademark application or service mark application that is a part of the Significant Marks pending as of the date hereof or hereafter; (b) make application for registration of trademarks or service marks which are necessary or material to the operation or financial condition of such Assignor’s business; and (c)  use its best efforts to maintain in full force and effect the Significant Marks and the licenses therefor.

4.5          Maintenance of Registration.  Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Significant Marks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of any affidavit of use or any such application of renewal for any of its Significant Marks prior to the exhaustion of all reasonable administrative and judicial remedies without prior written consent of the Collateral Agent, except as otherwise permitted under Section 4.4 herein.

4.6          Future Registered Marks.  Each Assignor shall, on an annual basis, deliver to the Collateral Agent (a) a copy of each Significant Mark registration issued after the date hereof to such Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, and (b) a grant of security in such Significant Mark to the Collateral Agent in the manner provided herein, confirming the grant thereof hereunder, the form of such grant to be substantially the same as the form hereof.

4.7          Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of Article VIII by written notice to any Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of its Marks, together with the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell its Marks and the goodwill of such Assignor’s business symbolized by its Marks and the right to carry on the business and use the assets of such Assignor in connection with which its Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using its Marks in any manner whatsoever, directly or indirectly, and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of its Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office to the Collateral Agent.  Notwithstanding any provision in this Agreement to the contrary, no Assignor shall be required to file or take other action to perfect in any foreign jurisdiction the Liens with respect to any Marks, Patents or Copyrights other than filings with the United States Patent and Trademark Office or the United States Copyright Office and no representation or warranty shall be construed to require the foregoing or breached by the failure to so file or take such other action; provided, however, that each Assignor agrees, within ten (10) days of its receipt of a written request from the Collateral Agent after the occurrence and during the continuance of an Event of Default, to take any and all actions necessary or reasonably requested by the Collateral Agent, including the execution and delivery of all documents and instruments necessary or reasonably requested by the Collateral Agent, to perfect the Collateral Agent’s security interests in any or all Marks owned by such Assignor which have not previously been perfected.

ARTICLE V

SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1          Additional Representations and Warranties.  Each Assignor represents and warrants that upon the recordation of each Grant of Security Interest in United States Trademarks and Patents in the form of Annex B hereto in the United States Patent and Trademark Office and the recordation of a Grant of Security Interest in United States Copyrights in the form of Annex C hereto in the United States Copyright Office, together with filings of appropriate UCC financing statements pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interests granted to the Collateral

Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished to the extent such perfection may be obtained under federal law.  Each Assignor agrees to execute such a Grant of Security Interest in United States Significant Trademarks and Significant Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such a Grant of Security Interest in United States Significant Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright owned by such Assignor, and record the same.  Each Assignor agrees to update Schedule 5.1 from time to time at the request of the Collateral Agent (but no less frequently than annually) to reflect any new information required to be indicated thereon and will provide such supplement to the Collateral Agent in the form required by the Collateral Agent.

5.2          Infringements.  Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent non-privileged information available to such Assignor with respect to any infringement or other violation by any third party of such Assignor’s rights in and to any Significant Patent or Significant Copyright, or with respect to any third-party claim that practice of any Significant Patent or Significant Copyright by such Assignor violates any property right of that party, or with respect to any misappropriation of any Trade Secret of such Assignor or any third-party claim that such Assignor’s practice of any Trade Secret violates any property right of a third party, in each case, to the extent that such Assignor reasonably believes that such infringement or violation, if determined adversely to such Assignor, could reasonably be expected to have a Material Adverse Effect.  Each Assignor further agrees, consistent with good business practice, to diligently prosecute any Person infringing any Significant Patent or Significant Copyright or any Person misappropriating any of such Assignor’s Trade Secrets to the extent that such Assignor reasonably believes that such infringement or misappropriation is material to its business.

5.3          Preservation of Patents.  Each Assignor shall have the duty to: (a) prosecute diligently any Patent or Copyright application that is pending as of the date hereof or hereafter which is necessary or material to the operation or financial condition of such Assignor’s business; (b) make application for Patents and Copyrights which are necessary or material to the operation or financial condition of such Assignor’s business; and (c) use its best efforts to maintain in full force and effect the Significant Patents, the Significant Copyrights and the licenses therefor that are or shall be necessary or material to the operation or financial condition of such Assignor’s business.  At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each Significant Patent.

5.4          Prosecution of Patent Applications.  At its own expense, each Assignor shall diligently prosecute all applications for all Significant Patents.

5.5          Other Patents and Copyrights.  Each Assignor shall, at the request of the Collateral Agent (but no less frequently than annually), deliver to the Collateral Agent (a) a copy of the first page of each Significant Patent or Significant Copyright issued after the date hereof and (b) a grant of security in any such Significant Patent or Significant Copyright, or application thereof as the case may be, to the Collateral Agent, confirming the grant thereof hereunder, the form of such grant to be substantially the same as the form hereof.

5.6          Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of Article VIII, by written notice to any Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of its Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Parties, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Parties, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take, practice, use or sell its Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing its Patents or using its Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of its Patents and Copyrights to the Collateral Agent for the benefit of the Secured Parties.

ARTICLE VI

PROVISIONS CONCERNING PLEDGED SECURITIES

From the date hereof and continuing thereafter until this Agreement is terminated pursuant to Section 12.2, each Assignor covenants and agrees with the Collateral Agent and the Secured Parties as follows:

6.1          Pledge of Notes and Additional Stock.  If any Assignor shall acquire in any manner any promissory notes evidencing Indebtedness in excess of $1,000,000 (including any Intercompany Notes), such Assignor shall forthwith (and without the necessity for any request or demand by the Collateral Agent or any Secured Party) deliver such promissory notes or Intercompany Notes, as the case may be, to or for the benefit of the Collateral Agent in the same manner as described in Section 1.2, together with a supplement to Schedule B reflecting the addition of such additional Intercompany Notes whereupon such promissory notes or Intercompany Notes shall be deemed to be pledged promissory notes or Pledged Intercompany Notes for all purposes hereunder.  To the extent required by the Credit Agreement, if any Assignor shall at any time acquire any additional shares of the Capital Stock of any class pledged or required to be pledged hereunder, other than Capital Stock described in Section 1.1(c)(i), whether such acquisition shall be by purchase, exchange, reclassification, dividend, or otherwise, or acquire any new Capital Stock, such Assignor shall forthwith (and without the necessity for any request or demand by the Collateral Agent or any Secured Party) (a) unless such shares are uncertificated shares of a foreign entity, deliver such share certificates to the Collateral Agent in the same manner as described in Section 1.2, or (b) if such shares are uncertificated shares of Capital Stock of a foreign entity, take all actions necessary to grant to the Collateral Agent a perfected security interest in such shares (including the execution, delivery, recording and registering of a pledge or a charge on shares with any and all appropriate company or governmental offices) together with, in either case, a supplement to Schedule C reflecting the addition of such additional share certificates of Capital Stock, whereupon such additional share certificates of Capital Stock shall be deemed to be Pledged Stock for all purposes hereunder.  Each Assignor will hold in trust for the Collateral Agent and the Secured Parties upon receipt and immediately thereafter deliver to the Collateral Agent any instrument evidencing or constituting Collateral (except, so long as no Event of Default has occurred and is continuing, ordinary cash dividends, if any, paid with respect to the Pledged Stock and the Stock Rights and payments in respect of the pledged promissory notes (including the Pledged Intercompany Notes), in each case as permitted by the Credit Agreement).

6.2          Capital Stock.

(a)           Registration of Capital Stock.  At any time after the occurrence and during the continuance of an Event of Default, each Assignor will, to the extent permitted by the Requirements of Law, permit any registerable Capital Stock constituting Collateral to be registered in the name of the Collateral Agent or its nominee at the option of the Collateral Agent.

(b)           Exercise of Rights in Capital Stock.  Subject to Article VIII, each Assignor will permit the Collateral Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Capital Stock constituting Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Capital Stock and the Stock Rights as if it were the absolute owner thereof.

ARTICLE VII

PROVISIONS CONCERNING ALL COLLATERAL

7.1          Protection of Collateral Agent’s Security.  Each Assignor covenants that it will do nothing to impair the rights of the Collateral Agent in the Collateral hereunder.  Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to satisfy its Secured Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor, except due to the gross negligence or willful misconduct of the Collateral Agent.

7.2          Warehouse Receipts Non-negotiable.  Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall either (a) not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law), or (b) if negotiable, the security interest of the Collateral Agent in such warehouse receipt shall be perfected to the reasonable satisfaction of the Collateral Agent if the value of Inventory housed at such warehouse is greater than $1,000,000.

7.3          Right to Initiate Judicial Proceedings, etc.  Upon the occurrence and during the continuance of an Unmatured Event of Default or an Event of Default, the Collateral Agent shall have the exclusive right, obligation and power to institute and maintain, and it shall institute and maintain such suits and proceedings as directed by the Instructing Group pursuant to this Agreement to protect and enforce the rights vested in it by this Agreement for the benefit of the Secured Parties.

7.4          Appointment of a Receiver.  After the occurrence and during the continuance of an Event of Default, the Collateral Agent may be appointed as a receiver of any or all of the Collateral in a judicial proceeding.  Notwithstanding the appointment of a receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it or its agents or co-agents pursuant to any provision of this Agreement or any Mortgage.

7.5          Further Actions.  Subject to the last sentence of Sentence 2.1(h), each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted by such Assignor, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve, realize upon or protect its security interest in the Collateral, within seven days after any request by the Collateral Agent or such earlier date as may be required by law or necessary to preserve or protect the security interests in the Collateral granted by such Assignor pursuant to this Agreement.  Without limiting the foregoing, upon the institution of any action, claim or proceeding that could reasonably be expected to result in a material Commercial Tort Claim, Assignors will deliver to Collateral Agent an amended Schedule 2.1(k) (which Schedule shall be deemed to be amended upon such delivery) setting forth a brief description of the nature of the case, the parties and the case number if one has been assigned by the applicable court.

7.6          Financing Statements.  Each Assignor agrees to authorize and deliver to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time request as are necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in its Collateral (except that no Assignor shall be required to perfect the security interests granted by it hereunder in any Excluded Foreign or Transportation Assets) in favor of the Collateral Agent for the benefit of the Secured Parties and as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  Each Assignor will pay any applicable filing fees, recordation taxes and expenses relating to its Collateral.  Each Assignor authorizes the Collateral Agent to file and deliver any such financing statements without the signature of such Assignor where permitted by law.  The Assignors authorize the filing of any financing statement that the Collateral Agent deems necessary or advisable and such financing statements may include super-generic descriptions of the Collateral.

7.7          Control.  To the extent required under Section 9-313 of the Uniform Commercial Code, where any Collateral with a fair market value of greater than $5,000,000 is in the possession of a third party, each Assignor will join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interests and will use its commercially reasonable efforts to obtain an acknowledgement from the third party that it is holding the Collateral for the benefit of the Collateral Agent.  Upon request of the Collateral Agent, each Assignor will cooperate with the Collateral Agent in obtaining control with respect to Collateral consisting of:  (i) Investment Property (to the extent “control” within the meaning of Sections 8-106 and 9-106 of the UCC can be obtained with respect to such Investment Property); (ii) Letter-of-Credit Rights; and (iii) Electronic Chattel Paper.  In the event any Assignor is the beneficiary of any individual letter of credit in excess of $250,000 (or letters of credit in excess of $1,000,000 in the aggregate), such Assignor shall enter into a tri-party agreement with the Collateral Agent and the issuer or confirmation bank for such letter of credit with respect to Letter-of-Credit Rights related to such letter of credit assigning such Letter-of-Credit Rights to the Collateral Agent and directing all payments thereunder to the Collateral Account, all in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE VIII

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

8.1          Default.

(a)           Unless and until an Event of Default shall occur and be continuing and subject to the last sentence of Section 6.1 above, each Assignor shall be entitled to receive all cash dividends or other distributions on its Pledged Stock except (i) distributions made in Capital Stock on such Pledged Stock resulting from stock dividends on or subdivision, combination or reclassification of the outstanding Capital Stock of any corporation or as a result of any merger, consolidation, acquisition or other exchange of assets of any corporation unless the requirements of the next sentence are complied with; and (ii) all sums paid in respect of such Pledged Stock upon liquidation or dissolution, repurchase, retirement or redemption, other than as permitted by Section 8.3 of the Credit Agreement.  All such sums, dividends, distributions, proceeds or property described in the immediately preceding clauses (i) and (ii) shall, if received by any Assignor, be held in trust for the benefit of the Collateral Agent and Secured Parties and shall forthwith be delivered to the Collateral Agent (accompanied by proper instruments of assignment and/or stock powers executed by such Assignor in accordance with the Collateral Agent’s instructions) to be held subject to the terms of this Agreement.  Upon the occurrence and during the continuance of a Event of Default, the Collateral Agent shall be entitled to receive all payments of whatever kind made upon or with respect to any Collateral and to hold such payments as Collateral or apply such payments pursuant to the terms of this Agreement.

(b)           At any time after an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled upon delivery of a written certification from the Administrative Agent to the Collateral Agent certifying that an Event of Default has occurred and is continuing (a “Default Certification”) to exercise, or to refrain from exercising, any right, remedy, trust or power available to or conferred on the Collateral Agent hereunder and in connection herewith or under any Mortgage and in connection therewith, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent under this Agreement or any such Mortgage or of exercising any trust or power conferred on the Collateral

Agent under this Agreement or any such Mortgage, or for the appointment of a receiver, or to direct the taking or refraining from taking of any other action authorized by this Article VIII.

(c)           So long as no Event of Default has occurred and is continuing, the Assignors shall have the sole and exclusive right to vote and give consents with respect to all of their respective Pledged Securities and to consent to, ratify or waive notice of any and all meetings.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, on behalf of the Secured Parties, shall have the exclusive right, but shall not be obligated, (i) to vote and give consents with respect to any merger, consolidation, liquidation or reorganization of the issuer of any Pledged Stock and, in connection therewith, to join in and become a party to any plan of recapitalization, reorganization, or readjustment (whether voluntary or involuntary) as shall seem desirable to the Collateral Agent, to protect or further their interests in respect of the Collateral, (ii) to deposit the Collateral under any such plan, and (iii) to make any exchange, substitution, cancellation or surrender of the Collateral required by any such plan and to take such action with respect to the Collateral as may be required by any such plan or for the accomplishment thereof, and no such disposition, exchange, substitution, cancellation or surrender shall be deemed to constitute a release of the Collateral from the Liens of this Agreement.

8.2          Remedies; Obtaining the Collateral Upon Default.  Each Assignor agrees that if any Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, acting at the direction of the Instructing Group, shall have, in addition to any rights now or hereafter existing under applicable law, and shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may also:

(a)           personally, or by agents or attorneys, immediately take or retake, as the case may be, possession of such Assignor’s Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of such Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor; and

(b)           in addition to any rights the Collateral Agent may have under Section 3.4, instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting such Assignor’s Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent or to a cash collateral account and may exercise any and all remedies of such Assignor in respect of such Collateral; and

(c)           withdraw all monies, securities and instruments in any cash collateral account for application to the Secured Obligations in accordance with Section 8.5 hereof; and

(d)           sell, assign or otherwise liquidate, or direct any Assignor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

(e)           take possession of the Collateral or any part thereof, by directing any Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(i)            forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

(ii)           store and keep any such Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 8.3 hereof, and

(iii)          while such Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

(f)            in addition to any rights the Collateral Agent may have under Sections 4.7 and 5.7, license or sublicense (to the extent not in violation of the license), whether on an exclusive or nonexclusive basis, any Marks (together with associated goodwill), Patents or Copyrights included in such Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that each Assignor’s obligation so to deliver such Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by each Assignor of said obligation.

8.3          Remedies; Disposition of the Collateral.  Any Collateral repossessed by the Collateral Agent under or pursuant to Section 8.2 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable.  Subject to mandatory requirements of applicable laws then in effect, any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable.  Subject to mandatory requirements of applicable laws then in effect, any such disposition that shall be a private sale or other private proceeding permitted by such requirements shall be made upon not less than ten (10) days’ written notice to the applicable Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the applicable Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified.  Subject to mandatory requirements of applicable laws then in effect, any such disposition that shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days’ written notice to the applicable Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers of general circulation in Salt Lake City, Utah, the City of New York and in such other locations as may be necessary in order for the sale to be “commercially reasonable” (as such term is used in Article 9 of the Uniform Commercial Code). To the extent not prohibited by any Requirement of Law, the Collateral Agent or any Secured Party may bid for (for cash or as credit against the amount owing to it) and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the applicable Assignor.  If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the applicable Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.  Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral pledged by it valid and binding and in compliance with any and all Requirements of Law, all at such Assignor’s expense.  Proceeds of any sale or other disposition of Collateral pursuant hereto shall be applied in accordance with Section 8.5.

8.4          Waiver of Claims.  Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY THE REQUIREMENTS OF LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL PURSUANT TO SECTION 8.2, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PRE-JUDGMENT REMEDY OR REMEDIES, and in connection therewith, each Assignor hereby further waives, to the extent permitted by law:

(a)           all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of the Collateral Agent, its employees or agents;

(b)           all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(c)           all rights of redemption, marshaling, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and such Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

8.5          Application of Proceeds.

(a)           Subject to Section 1.5, all moneys collected by the Collateral Agent (or, to the extent any Mortgage to which any Assignor is a party requires proceeds of Assets under such agreement to be applied in accordance with the provisions of this Agreement, then by such Mortgagee under such other agreement) upon any sale or other disposition of the Assets, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

(i)            first, to the payment to the Collateral Agent or the Administrative Agent an amount equal to (A) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interests in the Collateral; and (B) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Assignor with respect to any portion of the Secured Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(ii)           second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Parties as provided in Section 8.5(d) hereof, with each Secured Party receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iii)          third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Parties as provided in Section 8.5(d), with each Secured Party receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv)          fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 12.2, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus, or as a court of competent jurisdiction may direct.

(b)           For purposes of this Agreement (i) ”Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (ii) ”Primary Obligations” shall mean (A) in the case of the Credit Agreement Obligations, all principal of, and interest on, all Loans (together with all interest accrued thereon) under the Credit Agreement, and all fees, (B) in the case of the Senior Secured Notes Obligations, all principal of, and interest on, all Senior Secured Notes (together with all interest accrued thereon), and (C) in the case of the Secured Hedging Obligations and Overdraft Facilities Obligations, all amounts due under the Secured Hedging Agreements and the Overdraft Facilities Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (iii) ”Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c)           If any payment to any Secured Party of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Parties entitled to such distribution.

(d)           All payments required to be made hereunder shall be made (i) if to the Lenders or the Administrative Agent, to the Administrative Agent under the Credit Agreement for the account of the Lenders or the Administrative Agent, as the case may be, (ii) if to the holders of the Senior Secured Notes or the Senior Secured Notes Trustee, to the Senior Secured Notes Trustee, and (iii) if to any other Secured Party, to the trustee, paying agent or other similar representative (each a “Representative”) for such other Secured Party or, in the absence of such a Representative, such applicable Secured Party.

(e)           For purposes of applying payments received in accordance with this Section 8.5, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement, (ii) the Senior Secured Notes Trustee and (iii) the other applicable Secured Parties for a determination (which the Administrative Agent, and the other Secured Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Administrative Agent, Lenders, holders of the Senior Secured Notes, Senior Secured Notes Trustee or the other applicable Representatives or Secured Parties, as the case may be.  Unless it has actual knowledge (including by way of written notice from a Secured Party to the contrary), the Administrative Agent, the Senior Secured Notes Trustee and each other applicable Representative or Secured Party, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding.

(f)            Each Secured Party hereby agrees that, notwithstanding the order of filing of the financing statements evidencing the granting of security interests hereunder or any other priority to which such Secured Party may otherwise be entitled, (i) the proceeds of the Collateral shall be distributed in accordance with the provisions of this Section 8.5, (ii) the Collateral Agent shall have discretion to apply proceeds of Collateral in such a manner as is necessary to give effect to this Section 8.5, and (iii) any proceeds of the Collateral received by it other than from the Collateral Agent shall be held in trust and immediately turned over to the Collateral Agent for application in accordance with the provisions of this Section 8.5.

(g)           This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Loan Documents, the Senior Secured Notes Indenture, the Senior Secured Notes and, as applicable, the Secured Hedging Agreements, the Overdraft Facilities Agreements and otherwise in connection herewith or therewith.

(h)           It is understood and agreed that the Assignors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the sums referred to in clauses (i) through (iii) inclusive, of Section 8.5(a).

8.6          Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Secured Hedging Agreements, the other Loan Documents, the Senior Secured Notes Indenture or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations and no course of dealing between the relevant Assignor and the Collateral Agent or any holder of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.  No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

8.7          Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

8.8          Collateral Agent’s Calculations.

(a)           For the purpose of determining the amount of the Secured Obligations to be used as a basis for applying Proceeds hereunder, promptly after the date that the Collateral Agent receives a Default Certification, the Collateral Agent shall send a copy thereof to each Representative, and each such recipient shall deliver to the Collateral Agent certifications as to the Secured Obligations owed to the Secured Parties for which such Representative acts, subject to an adjustment as a result of the provisions of Section 8.8(b).

(b)           The Collateral Agent may rely on the certifications supplied by any Representative pursuant to Section 8.8(a), and the Collateral Agent shall have no liability to any Secured Party for actions taken in reliance on such information.  All distributions made by the Collateral Agent pursuant to Section 8.1 and the other provisions of this Agreement shall (subject to any decree of any court of competent jurisdiction) be final as between the Collateral Agent and such Representative, and the Collateral Agent shall have no duty to inquire as to the application by any Representative or Secured Party of any amounts distributed to it.  Notwithstanding anything else in this Agreement to the contrary, upon a determination by a court of competent jurisdiction (including any court having jurisdiction in any proceeding against any Assignor under the Bankruptcy Code) as to any distributions payable to any Representative or Secured Party, any and all subsequent distributions with respect to such Secured Party shall be made in accordance therewith.  If, at any time, the Collateral Agent reasonably determines in its sole discretion that an allocation or distribution previously made pursuant to Section 8.1 or any other provisions of this Agreement was based on a mistake of fact, the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder so that, on a cumulative basis, the Representative or Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

(c)           Any amounts held by the Collateral Agent from time to time hereunder shall be invested in Cash or Cash Equivalents.

8.9          Adjustments.  Solely for the purpose of determining any allocation being made pursuant to Section 8.1, any Proceeds previously allocated but not distributed until the distribution that is the subject of the allocation has been effected shall be deducted from the amount of the unpaid Secured Obligations in respect of which such Proceeds previously allocated but not distributed are allocated.  In the event the Collateral Agent is unable to distribute any Proceeds, such Proceeds not distributed shall be held in trust for the benefit of the Person entitled to distribution thereof until the termination of this Agreement under Section 12.2, at which time the Collateral Agent shall give notice to such Person that Proceeds allocated to such Person remain in the custody of the Collateral Agent, and if such Person thereafter fails to request a distribution of such Proceeds within one hundred twenty (120) days after receipt by such Person of such notice, the Collateral Agent shall distribute all such Proceeds to the applicable Assignor.

8.10        Sharing Arrangements.

(a)           The Secured Parties agree that the provisions of this Agreement with respect to allocations and distributions of Proceeds to the Secured Parties shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent’s security interest in the Assets or the Collateral is avoided in whole or in part or is enforced with respect to some, but not all of the Secured Obligations then outstanding.

(b)           In furtherance of the foregoing, the Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation otherwise payable to another Secured Party (but for the effect of such avoidance action) in accordance with this Article VIII (including any Section hereof) or any other provisions of this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over to such other Secured Party.

ARTICLE IX

INDEMNITY

9.1          Indemnity.

(a)           Each Assignor, jointly and severally, will indemnify and hold harmless the Collateral Agent, and each Secured Party and each director, officer, employee, partner, advisor, agent, attorney, trustee and Affiliate of the Collateral Agent, and each Secured Party (each such Person an “Indemnified Party”) from and against all losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities which arise out of, in any way relate to, or result from the transactions contemplated by this Agreement, any of the other Loan Documents, the Senior Secured Notes Indenture or the Senior Secured Notes or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage) and to reimburse each Indemnified Party upon their demand, for any Attorney Costs incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however, that no Indemnified Party shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results from the gross negligence or willful misconduct or bad faith of such Indemnified Party as finally determined by a court of competent jurisdiction.  If any action, suit or proceeding arising from any of the foregoing is brought against the Collateral Agent, any Secured Party or any other Indemnified Party, the Assignors will, if requested by the Collateral Agent, any Secured Party or any such Indemnified Party, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified.  Each Indemnified Party shall, unless the Collateral Agent, a Secured Party or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party.  Excluding any liability to the extent arising out of the gross negligence, willful misconduct or bad faith of any Indemnified Party as finally determined by a court of competent jurisdiction, the Assignors further, jointly and severally, agree to indemnify and hold each Indemnified Party harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by any Indemnified Party by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Contaminants into the environment for which any Assignor has any liability or which occurs upon the Mortgaged Property or which is related to any property currently or formerly owned, leased or operated by or on behalf of any Assignor, or by reason of the imposition of any Environmental Lien in respect of the property of any Assignor or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, provided that, with respect to any liabilities arising from acts or failure to act for which any Assignor is strictly liable under any Environmental Law or Environmental Permit, the Assignors’ obligation to each Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Assignor.  If any Assignor shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of any Assignor contained herein or in any other Loan Document shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action.  Any and all amounts so expended by the Collateral Agent shall be repaid to it by the Assignors promptly upon the Collateral Agent’s demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Collateral Agent to the date of repayment.  To the extent that the undertaking to indemnify, pay or hold harmless the Collateral Agent or any Secured Party as set forth in this Section 9.1 may be unenforceable because it is violative of any law or public policy, the Assignors shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.  Except as specifically provided for in the Loan Documents, no party hereto shall be entitled to recover from any other party hereto any amount in respect of exemplary, punitive, special, indirect, remote, or speculative damages, including lost profits.

(b)           If the Collateral Agent has been requested or instructed pursuant to this Agreement or any Loan Document to take, or to refrain from taking, any action pursuant to this Agreement or any Loan Document, (i) each Assignor agrees to, and (ii) the Secured Parties ratably in accordance with the amount of the Secured Obligations owing to them and with respect to which they have a security interest, if the Instructing Group has made such request or given such instruction, agree to, and hereby do indemnify and hold harmless the Collateral Agent to the fullest extent permitted by applicable law, from and against any and all liability, loss, costs, damages, attorneys’ fees, fines, claims, judgments, amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether criminal, civil or administrative, and expenses of whatever kind or nature which the Collateral Agent may sustain or incur by reason of or in connection with the Collateral Agent’s acting or refraining to act in accordance with such request or instruction other than sustained or incurred by reason of the Collateral Agent’s gross negligence, willful misconduct or bad faith; provided that the obligations of the Secured Parties under this Section 9.1(b) shall become enforceable against them if and only if and to the extent that (x) the Assignors fail to pay the obligations arising under this Section 9.1(b) in accordance with the terms hereof and of the

Mortgages and (y) the unallocated Proceeds from the Collateral are insufficient to pay the obligations arising under this Section 9.1(b).

(c)           Without limiting the application of Section 9.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interests in, the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interests therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(d)           Without limiting the application of Section 9.1(a) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in any Hedging Agreement or any Overdraft Facilities Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with any Hedging Agreement or any Overdraft Facilities.

9.2          Indemnity Obligations Secured by Collateral; Survival.  Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral prior to the release of the Collateral pursuant to the terms hereof.  The indemnity obligations of each Assignor contained in this Article IX shall continue in full force and effect notwithstanding the full payment of all the Loans under the Credit Agreement, the full payment of the Senior Secured Notes, the termination of all Secured Hedging Agreements, the termination and payment in full of the Overdraft Facilities and the payment of all other Obligations and notwithstanding the discharge thereof or any other termination of this Agreement and the Mortgages, including pursuant to Section 12.2 and, as to any Collateral Agent, the resignation or removal thereof.

ARTICLE X

OTHER AGREEMENTS WITH COLLATERAL AGENT

10.1        Compensation and Expenses.

(a)           The Assignors, jointly and severally, hereby agree to pay to the Collateral Agent, upon acceptance by the Collateral Agent of the obligations created by this Agreement and thereafter until all Proceeds are distributed and the security interests created by this Agreement are terminated, from time to time, upon demand, all of the reasonable costs and expenses of the Collateral Agent (including the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent reasonably elects to retain) (i) arising in connection with the preparation, execution, delivery, modification, restatement, amendment or termination of this Agreement, each Mortgage and each Security Document or the enforcement (whether in the context of a civil action, adversary proceeding, bankruptcy, workout or otherwise) of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the preservation, protection, realization on or defense of the Assets, the Collateral and of the Collateral Agent’s rights hereunder and under the Mortgages and the Security Documents, and in and to the Assets and the Collateral (collectively, the “Collateral Agent Costs”).  The Collateral Agent’s compensation shall not be limited by any law relating to compensation of a collateral agent.  The obligations of the Assignors under this Section 10.2 shall survive the termination of the other provisions of this Agreement and the Mortgages.

(b)           When the Collateral Agent incurs expenses or renders services after an order for relief with respect to any Assignor shall have been entered under any applicable bankruptcy, insolvency or other similar law, the expense and the compensation for the Collateral Agent’s services are intended to constitute expenses of administration under any bankruptcy law.

10.2        Stamp and Other Taxes.  Each Assignor agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from and against any present or future claim for liability for any stamp or other similar tax (other than taxes described in clauses (i) through (vi) of Section 4.7(a) of the Credit Agreement) and any penalties or interest with respect thereto which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Mortgage and all other Security Documents or the attachment or perfection of the security interests granted by such Assignor in any Assets or Collateral, the Mortgaged Property and all collateral under any and all other Security Documents.  The obligations of the Assignors under this Section 10.2 shall survive the termination of the other provisions of this Agreement, the Mortgages and the other Security Documents.

10.3        Filing Fees, Excise Taxes, Etc.  Each Assignor agrees to pay or to reimburse the Collateral Agent and each Secured Party for any and all amounts in respect of all (i) search, filing, recording and registration fees, and (ii) taxes, excise taxes, sales taxes and other similar imposts (other than taxes described in clauses (i) through (vi) of Section 4.7(a) of the Credit Agreement), in each case, which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement and each Mortgage and the other Security Documents and agrees to save the Collateral Agent and each Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.  The obligations of the Assignors under this Section 10.3 shall survive the termination of the other provisions of this Agreement, the Mortgages and the other Security Documents.

ARTICLE XI

THE COLLATERAL AGENT

11.1        Appointment of the Collateral Agent.  Each of the Secured Parties by its acceptance of the benefits hereof, hereby appoints Deutsche Bank AG New York Branch to serve as the Collateral Agent for such Person and authorizes the Collateral Agent to act as agent for such Person, subject to the provisions of this Agreement, for the purpose of enforcing the

Secured Parties’ respective rights in the Assets and the Collateral and the obligations of the Assignors hereunder and under the other Loan Documents to which any of the Assignors is a party.

11.2        Acceptance of Appointment.  Deutsche Bank AG New York Branch, for itself and its successors, hereby accepts its appointment as Collateral Agent upon the terms and conditions hereof, including those contained in Articles IX, X and XI.

11.3        Further Assurances.  Each Secured Party agrees to execute, from time to time, further instruments and documents and to take, from time to time, all further action to evidence that the Secured Obligations owed to such Secured Party have been fully paid and satisfied and any commitments in respect thereof have been terminated, and as to any other matters that may be necessary or reasonably requested in writing by the Collateral Agent, in order to carry out or give effect to the provisions of this Agreement.  The Collateral Agent shall be entitled to conclusively rely on any such instruments, documents or information believed by it in good faith to be genuine and duly authorized.

11.4        Exculpatory Provisions.

(a)           The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Mortgages or in any other Security Document. The Collateral Agent makes no representations as to the value or condition of the Collateral or Assets or any part thereof, or as to the title of the respective Assignors thereto or as to the security afforded by the Mortgages or this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, any Mortgage or of the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Assets or Collateral or for the payment of taxes, charges, assessments or liens upon the Assets or Collateral or otherwise as to the maintenance of the Assets or Collateral, except that (i) in the event the Collateral Agent enters into possession of a part or all of the Assets or Collateral, the Collateral Agent shall preserve the part in its possession and (ii) the Collateral Agent will promptly, and at its own expense, take such action as may be necessary to duly remove and discharge (by bonding or otherwise) any lien on any part of the Collateral resulting from claims against it (whether individually or as Collateral Agent, as the case may be) not related to the administration of the Collateral or (if so related) resulting from negligence or willful misconduct on its part.

(b)           The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained herein, in any Mortgage or in any Debt Instrument.  Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of, or whether the term “Fully Paid” applies to, any Secured Obligations, the Collateral Agent may rely on a certificate of the respective Secured Party or Representative with respect thereto.  Each Secured Party and each Representative agrees to provide any such certificate so requested by the Collateral Agent, to the extent such information is contained on the books and records of the party requested to deliver such certificate, and to notify the Collateral Agent when those Secured Obligations owed to it are Fully Paid.

(c)           Beyond its duties set forth in this Agreement and as may be required by law as to the custody of the Assets or Collateral and the accounting to each Assignor and the Secured Parties for moneys received by it hereunder, the Collateral Agent shall have no duty to any Assignor or to the Secured Parties as to any of the Assets or Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereof or as to the preservation of rights against prior parties or any other rights pertaining thereto, except as required by Requirements of Law.  To the extent, however, that the Collateral Agent or an agent or nominee of the Collateral Agent maintains possession or control of any of the Assets or Collateral at any office of any Assignor, the Collateral Agent shall, or shall instruct such agent or nominee to, grant such Assignor access to (but not possession of) such Assets that such Assignor requires for the normal conduct of its business, which right of access may be revoked by the Collateral Agent at any time an Event of Default has occurred and is continuing.

11.5        Delegation of Duties.  The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents, nominees or attorneys-in-fact.  The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, nominees or attorneys-in-fact selected by it without gross negligence or willful misconduct.

11.6        Reliance by Collateral Agent.

(a)           Whenever in the administration of this Agreement or the Collateral of or security provided by this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Assignor in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively provided or established by a certificate of a Responsible Officer of such Assignor.

(b)           The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes in good faith to be genuine and to have been signed or presented by the proper party or parties or, in the case of telecopies, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement or any Mortgage or as set forth on such Person’s books and records.

(c)           If the Collateral Agent has been requested to take any action pursuant to this Agreement, any Mortgage or any other Security Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement or any Mortgage unless the Collateral Agent shall have been provided, by the party making such request, adequate security against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

11.7        Limitations on Duties of the Collateral Agent.

(a)           The Collateral Agent shall be obliged to perform such duties and only such duties as are specifically set forth in this Agreement or in any Mortgage or any other Security Document.  The Collateral Agent shall not be required to give any consent or take any discretionary action hereunder or under any Mortgage unless the Collateral Agent has received written instructions from the Instructing Group, and no implied covenants or obligations shall be read into this Agreement or any Mortgage against the Collateral Agent.

(b)           The Collateral Agent shall furnish to the Secured Parties promptly upon receipt thereof a copy of each material certificate or other paper furnished to the Collateral Agent by any Assignor under, in respect of or pursuant to this Agreement, any Mortgage or any of the Collateral, unless by the terms hereof or of any Mortgage or other Security Document, a copy of the same is required to be furnished by some other Person directly to the Secured Parties, or the Collateral Agent shall have determined that the same has already been so furnished.  The Collateral Agent agrees to hold in strict confidence all non-public information obtained from any Assignor, pursuant to this Section 11.7, except to the extent that disclosure is permitted hereunder, may be permitted under the Mortgage, the Debt Instruments or is required by law or by any Governmental Authority (in which event the Collateral Agent will promptly provide the applicable Assignor with notice of such disclosure unless prohibited from doing so by such Governmental Authority).

11.8        Assets to Be Held in Trust.  All Assets received by the Collateral Agent under or pursuant to any provision of this Agreement or any Mortgage shall be held in trust for the benefit of the Secured Parties for the purposes for which they were paid or are held, but Assets and Collateral, including Proceeds, need not be segregated from other property held by the Collateral Agent except to the extent required by law or as necessary to preserve the Liens with respect to the Assets and Collateral.  The Collateral Agent shall have no liability for interest on any money received by the Collateral Agent hereunder except to the extent actually received by it from time to time from investments made in accordance with the provisions hereof, the Mortgages or any other Security Document.

11.9        Resignation and Removal of the Collateral Agent.

(a)           The Collateral Agent may at any time, by giving thirty (30) days’ prior written notice, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon the appointment of a successor agent or agents with the Company’s consent (such consent not to be unreasonably withheld or delayed) and the acceptance of such appointment by such successor agent or agents.  The appointment of a successor agent or agents shall be within the discretion of the Instructing Group.  The Collateral Agent may be removed at any time and a successor agent appointed by the Instructing Group; provided that the Collateral Agent shall be entitled to its fees and expenses to the date of removal.  If no agent or agents shall be appointed and approved within thirty (30) days from the date of the giving of the aforesaid notice of resignation or within (30) days from the date of such removal, the Collateral Agent shall, or the Instructing Group may, apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided.  Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents appointed by the Instructing Group as above provided.

(b)           If at any time the Collateral Agent shall become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor agent or agents may be appointed by the Instructing Group with the Company’s consent (such consent not to be unreasonably withheld or delayed), and the powers, duties, authority and title of the predecessor agent or agents terminated and canceled without procuring the resignation of such predecessor agent or agents, and without any formality (except as may be required by applicable law) other than the appointment and designation of a successor agent or agents in writing, duly acknowledged, delivered to the predecessor agent or agents, and filed for record in each public office, if any, in which this Agreement is required to be filed.  If no agent or agents shall be appointed and approved within thirty (30) days from the date the Collateral Agent becomes incapable of acting or a vacancy shall occur in the office of Collateral Agent, any Assignor or any Secured Party may apply to any court of competent jurisdiction to appoint a successor agent or agents to act until such time, if any, as a successor agent or agents shall have been appointed as above provided.  Any successor agent or agents so appointed by such court shall immediately and without further act be superseded by any successor agent or agents approved by the Instructing Group as above provided.

(c)           The appointment and designation referred to in Section 11.9(a) or 11.9(b) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor agent or agents, without any further act, deed or conveyance, all of the estate and title of its predecessor or their predecessors, and upon such filing for record the successor agent or agents shall become fully vested with all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor or their predecessors; but such predecessor or predecessors shall, nevertheless, on the written request of the Instructing Group, or its or their successor agent or agents, execute and deliver an instrument transferring to such successor or successors all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor or predecessors hereunder and shall deliver all securities and moneys held by it or them to such successor agent or agents.  Should any deed, conveyance or other instrument in writing from any Assignor or from the Secured Parties, as applicable, be required by any successor agent or agents for more fully and certainly vesting in such successor agent or agents the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor agent or agents, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor agent or agents, be executed, acknowledged and delivered by such Assignor and the Secured Parties, as applicable.

(d)           Any required filing for record of the instrument appointing a successor agent or agents as hereinabove provided shall be at the joint and several expense of the Assignors.  The resignation of any agent or agents and the instrument or instruments removing any agent or agents, together with all other instruments, deeds and conveyances provided for in this Article XI shall, if required by law, be forthwith recorded, registered and filed by and at the joint and several expense of the Assignors, wherever this Agreement is recorded, registered and filed.

(e)           The Collateral Agent’s obligations hereunder are limited to the extent set forth in Section 12.15 of the Credit Agreement.

11.10      Status of Successors to the Collateral Agent.  Every successor to the Collateral Agent appointed pursuant to Section 11.9 and every co-agent appointed pursuant to Section 11.9 shall be a bank or trust company in good standing and having power so to act, incorporated under the laws of the United States or any state thereof or the District of Columbia, and having its principal corporate trust office within the forty-eight (48) contiguous states or the District of Columbia and shall also have capital, surplus and undivided profits of not less than FOUR HUNDRED MILLION DOLLARS ($400,000,000).

11.11      Merger of the Collateral Agent.  Any corporation into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

11.12      Additional Co-Agents; Separate Agents.

(a)           If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Secured Parties or the Instructing Group shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent, each Assignor shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Collateral Agent and the Instructing Group either to act as co-agent or co-agents of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor or successors, or to act as separate agent or agents of any such property.

(b)           Every separate agent and every co-agent, other than any agent which may be appointed as successor to the Collateral Agent, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i)            all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent, or its successors as the Collateral Agent hereunder;

(ii)           all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate agent or separate agents or co-agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

(iii)          notwithstanding anything to the contrary contained herein, no power given or provided hereby to any such co-agent or co-agents or separate agents may be exercised by it or them, except jointly with, or with the consent in writing of, the Collateral Agent;

(iv)          no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

(v)           the Collateral Agent, at any time by an instrument in writing, executed by the Collateral Agent, may accept for itself and on behalf of the Secured Parties the resignation of or remove any such separate agent or co-agent, and in that case, by an instrument in writing executed by the Collateral Agent, may appoint a successor to such separate agent or co-agent, as the case may be, anything herein contained to the contrary notwithstanding.  The Secured Parties hereby irrevocably appoint the Collateral Agent, their agent and attorney to act for them in respect of such separate agent or co-agent or separate agents or co-agents as above provided.

11.13      Collateral Agent as UK Security Trustee.

(a)           In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Collateral Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created.  Any obligations of the Collateral Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Collateral Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created.  Additionally, in its capacity as UK Security Trustee, the Collateral Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Collateral Agent contained in the provisions of the whole of this Article XI; (ii) all the powers of an absolute owner of the security constituted by the UK Security Documents and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents and/or any of the Loan Documents.

(b)           Each Lender and the Collateral Agent hereby appoint the UK Security Trustee to act as its trustee under and in relation to the UK Security Documents and to hold the assets subject to the security thereby created as trustee for itself and other Secured Parties on the trusts and other terms contained in the UK Security Documents and each Secured Party hereby irrevocably authorizes the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)           Any reference in this Agreement to Liens stated to be in favor of the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.

(d)           The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Collateral Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Collateral Agent in its capacity as the UK Security Trustee in this Agreement.

(e)           Nothing in this Section 11.13 shall require the UK Security Trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

ARTICLE XII

TERMINATION; RELEASES OF COLLATERAL

12.1        Release of Certain Security.  Subject to the provisions of Section 12.15 of the Credit Agreement, upon receipt by the Collateral Agent from time to time of a request from an Assignor for the release of any specific portion of the Collateral or the Liens in any Collateral granted by such Assignor pursuant to any Security Document (including, without limitation, Liens on Collateral being sold in accordance with the Credit Agreement), and upon the concurrence of the Administrative Agent under the Credit Agreement that such release is required or permitted under the terms of the Credit Agreement, the Collateral Agent shall release all right, title and interest of the Collateral Agent, as the case may be, in, to and under such Collateral, and the Liens of the Collateral Agent therein shall automatically terminate and shall revert to the applicable Assignor. Following such termination or release, the Collateral Agent shall, upon the written request of such Assignor, or upon the written request or instructions of the Instructing Group, execute such instruments and take such other actions as are necessary or desirable to terminate Liens and otherwise effectuate and evidence the release of the specified portions of the Collateral (including, without limitation, delivering to the respective Assignor all Collateral in the possession of the Collateral Agent).  Any such delivery shall be without warranty of, or recourse to, the Collateral Agent, other than a representation that there are no Liens on such property attributable to the Collateral Agent.  Such termination and release shall be without prejudice to the rights of the Collateral Agent to charge and be reimbursed for any expenditure which it may thereafter incur in connection therewith.

12.2        Termination Upon Satisfaction.  Upon receipt by the Collateral Agent of evidence satisfactory to it that all Credit Agreement Obligations are Fully Paid, and either (a) all Senior Secured Notes Obligations are Fully Paid or (b) no Default or Event of Default (as defined in the Senior Secured Notes Indenture) has occurred and is continuing (and has not been waived) under the Senior Secured Notes Indenture, this Agreement shall (except with respect to any provisions which expressly survive such termination) terminate and all right, title and interest of the Collateral Agent in, to and under the Collateral and the Liens of the Collateral Agent therein including without limitation any Liens on Collateral securing the Senior Secured Notes Obligations) shall automatically be released and terminated and shall revert to the respective Assignors and the Collateral Agent shall have no further obligations hereunder.  In such event, the Collateral Agent, at the request and expense of the Assignors, will execute and deliver to the Assignors, a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the respective Assignors all of the Collateral held by the Collateral Agent hereunder.  Such termination and release shall be without prejudice to the right of the Collateral Agent to charge and be reimbursed for any expenditure which it might thereafter incur in connection therewith.  As used in this Agreement, the term “Termination Date” shall mean the date upon which this Agreement shall have terminated in accordance with the first sentence of this Section 12.2.

ARTICLE XIII

LIMITED RIGHTS OF SECURED PARTIES; PROOFS OF CLAIM

13.1        Limited Rights of Secured Parties.  The Secured Parties by their acceptance of the benefits hereof agree that the only right a Secured Party has under this Agreement is for the Secured Obligations to be secured by the Assets or Collateral pledged for the period and to the extent provided for in the Mortgages and this Agreement, and to have Proceeds, if any, distributed to the Secured Parties for the benefit of the Secured Parties to the extent, at the times and as provided in Section 8.5.  Each of the Secured Parties by their acceptance of the benefits hereof acknowledges and agrees that it shall have no right to individually direct the Collateral Agent to take or refrain from taking any action hereunder, under any mortgage or under any other security document or with respect to any Assets or Collateral and that all rights with respect thereto shall be vested solely in the Collateral Agent or the Collateral Agent acting at the direction of the Instructing Group.

13.2        Filing of Claims.  Upon the written request of all or any of the Secured Parties, the Collateral Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Parties making such request allowed in any judicial proceedings relating to any Assignor, its creditors or its property.  However, nothing herein contained shall prevent any Secured Party from filing such proofs of claim and other papers or documents as may be determined by the Secured Party in order to have the claims of such Secured Party allowed in any judicial proceedings relating to any Assignor.  The Collateral Agent may file such proofs of claims and other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent, its agents and counsel allowed in any judicial proceedings relating to any Assignor (or any other obligor under the Secured Obligations), its creditors or its property; provided that the rights described in this sentence shall relate only to claims relating to the Collateral Agent Costs and the fees and expenses of the Collateral Agent’s agents and counsel in their respective individual capacities under this Agreement and the Mortgages.

13.3        Collection of Claims.  The Collateral Agent shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims filed by the Collateral Agent pursuant to Section 13.2 and to distribute the same in accordance with the parties’ legal rights, and any custodian in any such judicial proceedings is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due to it for the Collateral Agent Costs, and the fees and expenses of the Collateral Agent’s agents and counsel, and any other amounts due the Collateral Agent under this Agreement.

13.4        Limitations.  Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Secured Party (other than any Secured Party that is an Affiliate of Company) any plan of reorganization or arrangement, adjustment or composition affecting the Secured Obligations or the rights of any holder thereof, or to authorize the Collateral Agent to vote in respect of the claim of any Secured Party in any such proceeding.

ARTICLE XIV

MISCELLANEOUS

14.1        Notices.  Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the day that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this Section 14.1.  All notices, requests, demands or other communications shall be in writing and addressed as follows:

(a)           if to any Assignor:

c/o Huntsman International LLC

500 Huntsman Way

Salt Lake City, Utah 84108

Attention: General Counsel

Telephone: (801) 584-5700

Telecopy: (801) 758-9031

with a copy to:

Vinson & Elkins, L.L.P.

2300 First City Tower, 1001 Fannin

Houston, Texas 77002-6760

Attention:  Mark Spradling

Telephone:  (713) 758-2828

Telecopy:  (713) 615-5545

(b)           if to the Collateral Agent:

Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention:  John Anos

Telephone: (212) 469-2750

Telecopy: (212) 469-3632

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention:  Charles B. Boehrer

Telephone: (312) 558-5989

Telecopy: (312) 558-5700

(c)           if to the Administrative Agent, any Lender or the Senior Secured Notes Trustee, either (A) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, (B) at such address as such Lender shall have specified in the Credit Agreement, or (C) to the Senior Secured Notes Trustee, at the address of the Senior Secured Notes Trustee specified in the Senior Secured Notes Indenture;

(d)           if to any other Secured Party, directly to such Secured Party at such address as such Secured Party shall have specified in writing to the Assignors and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

14.2        Waiver; Amendment.

(a)           None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby (acting in compliance with the terms of the Credit Agreement) and the Collateral Agent (with the written consent of (i) the Required Lenders, or to the extent required by Section 12.1 of the Credit Agreement, all the Lenders and (ii) the Senior Secured Notes Trustee if (x) the change, waiver, modification or variance would materially adversely affect the rights and benefits of the Senior Secured Notes Trustee or the holders of the Senior Secured Notes in a different manner than the other Secured Parties or (y) the Credit Agreement Obligations have been Fully Paid).  Notwithstanding the foregoing, any change, waiver, modification or variance materially adversely affecting the rights and benefits of a class of Secured Party (and not all classes of Secured Parties in a like or similar manner) shall require the written consent of all holders of obligations in such class of Secured Party (or, in the case of the Senior Secured Notes, only the Senior Secured Notes Trustee).

(b)           The Assignors and the Collateral Agent, at any time and from time to time, may enter into additional security documents or one or more agreements supplemental hereto or to any Mortgage for the purpose of subjecting additional property to a lien in favor of the Collateral Agent for the benefit of any or all of the Secured Parties.

(c)           Notwithstanding the provisions of Section 14.2(a) hereof, and without the consent of any Person, the Collateral Agent and the Assignors may, from time to time, enter into written agreements supplemental hereto or to the Mortgages for the purpose of (w) supplementing the information set forth in any Schedule hereto, (x) making any ministerial or clarifying modification to this Agreement or any Mortgage, including, but not limited to, clarifying or correcting clerical or typographical errors in this Agreement or any Mortgage; (y) permitting the release of the Collateral Agent’s Liens in or on any Asset (“Release (Correction)”) that was never owned by the applicable Assignor or that was never intended by the parties hereto to have been pledged or given as security pursuant hereto or the Mortgages or (z) releasing Collateral from the security interests of this Agreement pursuant to the terms hereof.  At least thirty (30) days (in such shorter period as may be acceptable to the Collateral Agent) prior to executing any supplemental agreement pursuant to the terms of this Section 14.2(c), the effect of which agreement is to permit a Release (Correction), the Collateral Agent and the Secured Parties shall be entitled to receive a certificate (upon which the Collateral Agent may conclusively rely) from a Responsible Officer of the respective Assignor certifying (i) that such property was never owned by such Assignor or (ii) that such property was never intended to have been pledged or given as security pursuant hereto or the Mortgages.  Any such supplemental agreement shall be binding upon each Assignor, the Secured Parties, the Collateral Agent and their respective successors and assigns.

(d)           Notwithstanding the foregoing, any Person who hereafter becomes a Domestic Subsidiary of the Company shall, in accordance with Section 7.11(d) of the Credit Agreement become a party to this Agreement by execution of a supplement to this Agreement in the form of Exhibit A (with only such changes thereto as are agreed to by the Collateral Agent), whereupon such Person shall be deemed an Assignor for all purposes hereunder.

(e)           Assignors may amend and supplement the Schedules hereto to reflect changes resulting from transactions to the extent permitted by the Credit Agreement (and the other Loan Documents) provided that (i) notice and copies of any such amendments and supplements are provided to the Collateral Agent and the Administrative Agent and (ii) no such amendment or supplement shall be prohibited by the Senior Secured Notes Indenture.

14.3        Obligations Absolute.  The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document, the Senior Secured Notes Indenture, the Senior Secured Notes or any Secured Hedging Agreement except as specifically set forth in a waiver granted pursuant to Section 14.2 hereof; or (c) any amendment to or modification of any Loan Document, the Senior Secured Notes Indenture, the Senior Secured Notes or any Secured Hedging Agreement or any security for any of the Obligations, whether or not any Assignor shall have notice or knowledge of any of the foregoing.

14.4        Successors and Assigns.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent, each Secured Party and each Assignor and their respective successors and assigns, provided that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Instructing Group.

14.5        Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.6        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7        Conflict With Other Agreements.  The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Mortgage, the provisions of this Agreement shall control.

14.8        Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

14.9        Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

(A)          EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT AND EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

(B)          AS A METHOD OF SERVICE, EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING, BROUGHT IN ANY SUCH UNITED STATES FEDERAL OR NEW YORK STATE COURT BY THE DELIVERY OF COPIES OF SUCH PROCESS TO THE ASSIGNORS OR THE COLLATERAL AGENT, AS THE

CASE MAY BE, AT THE ADDRESSES SPECIFIED IN SECTION 14.1 OR BY CERTIFIED MAIL DIRECT TO SUCH RESPECTIVE ADDRESSES.

(C)          EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THE TERMS AND THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT TO LENDERS ENTERING INTO THIS AGREEMENT.

14.10      Assignor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

14.11      Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

14.12      No Action by Secured Parties.  The Secured Parties agree not to take any action whatsoever to enforce any term or provision hereof, of any Mortgage or of any other Security Document or to enforce any rights in respect of the Collateral, except through the Collateral Agent and in accordance with this Agreement.

14.13      Definitions; Interpretation.

(a)           Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed thereto in Annex A or, if not defined herein or in Annex A, as defined in the Credit Agreement.

(b)           The definitions set forth herein (including those set forth in Annex A) shall be equally applicable equally applicable to both the singular and plural forms of the defined terms.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”  The words “herein,” “hereof” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement.  References to “Articles”, “Sections”, “paragraphs”, “Exhibits” and “Schedules” in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise expressly provided herein, references to constitutive and Organizational Documents and to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document..

14.14      Conflicts with the Credit Agreement.  To the extent of any conflict between any provision of this Agreement and any provision of the Credit Agreement, the Credit Agreement shall govern to the extent of such inconsistency.

14.15      References to this Agreement in Other Documents.  This Agreement is (a) the “First Priority Security Agreement” and the “Second Priority Security Agreement”, each as defined in the Senior Secured Notes Indenture, (b) the “Security Agreement” as defined in the Credit Agreement and (c) the “Security Agreement” as defined in the Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Security Agreement to be executed on their behalf as of the date first referred to above.

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent,

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as
Administrative Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as UK Security Trustee

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Director

Signature Page to Collateral Security Agreement

HUNTSMAN INTERNATIONAL LLC,
as an Assignor

By:	/s/ Sean Douglas
Name: Sean Douglas
Title: Vice President and Treasurer

Signature Page to Collateral Security Agreement

HUNTSMAN FUELS, L.P.
By: Petrostar Fuels LLC, its General Partner
PETROSTAR FUELS LLC

By:	/s/ Samuel D. Scruggs
Name: Samuel D. Scruggs
Title: Vice President

EXECUTED as a deed
TIOXIDE AMERICAS INC.

By:	/s/ L. Russell Healy
Name: L. Russell Healy
Title: Vice President and Treasurer

Witnessed by:	/s/ Mykel Mason

EXECUTED as a deed by		)
TIOXIDE GROUP		)
acting by:		)

/s/ J. Kimo Esplin		J. Kimo Esplin, Director

/s/ L. Russell Healy		L. Russel Healy, Director

Signature Page to Collateral Security Agreement

AIRSTAR CORPORATION
EUROFUELS LLC
EUROSTAR INDUSTRIES LLC
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL COMPANY LLC
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN EA HOLDINGS LLC
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN ETHYLENEAMINES LTD.
By: Huntsman EA Holdings LLC, its General Partner
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
By: Huntsman International Chemicals Corporation, its Sole Member and Manager
HUNTSMAN FAMILY CORPORATION
HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN HEADQUARTERS CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN INTERNATIONAL FINANCAL LLC
HUNTSMAN INTERNATIONAL FUELS, L.P.
By: Eurofuels LLC, its General Partner
HUNTSMAN INTERNATIONAL SERVICES CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
HUNTSMAN POLYMERS CORPORATION
HUNTSMAN POLYMERS HOLDINGS CORPORATION
HUNTSMAN PROCUREMENT CORPORATION
HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
HUNTSMAN PROPYLENE OXIDE LTD.
By: Huntsman Propylene Oxide Holdings LLC, its General Partner
HUNTSMAN PURCHASING, LTD.
By: Huntsman Procurement Corporation, its General Partner
HUNTSMAN TEXAS HOLDINGS LLC
JK HOLDINGS CORPORATION
PETROSTAR INDUSTIRES LLC
POLYMER MATERIALS INC.

By:	/s/ Sean Douglas
Name: Sean Douglas
Title: Vice President

Signature Page to Collateral Security Agreement

ANNEX A

DEFINITIONS

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall have the meaning provided in the first paragraph of this Agreement.

“Assets” means, collectively, the Collateral, the Mortgaged Property (as defined in the Credit Agreement) and all collateral under any and all other Security Documents in favor of the Collateral Agent or, as the context requires, any one or more items thereof.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as codified in 11 U.S.C. § 101 et seq., as amended from time to time.

“Bank Obligations” means all Credit Agreement Obligations, all Overdraft Facilities Obligations and all Secured Hedging Obligations.

“Borrower” shall have the meaning provided in the recitals to this Agreement.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) in such Person’s capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into any such ownership interests.

“Chattel Paper” has the meaning provided in the UCC.

“Collateral” has the meaning ascribed to it in Section 1.1 of this Agreement.

“Collateral Agent” means Deutsche Bank AG New York Branch, in its capacity as collateral agent under this Agreement for the benefit of the Secured Parties, until one or more successors are appointed pursuant to Article XII of this Agreement and thereafter shall mean such successor or successors and all successors thereto.

“Collateral Agent Costs” has the meaning ascribed to it in Section 10.1(a) of this Agreement.

“Commercial Tort Claim” means any commercial tort claim which any Assignor now owns or hereafter acquires, including any such claims listed on Schedule 2.1(k) (as such Schedule may be amended from time to time in accordance with Section 7.5 or otherwise).

“Company” shall have the meaning provided in the first paragraph of this Agreement.

“Contract Rights” with respect to any Assignor, means all rights of such Assignor (including, without limitation, all rights to payment) under each Contract.

“Contracts” means all contracts between an Assignor and one or more additional parties, including, without limitation, (i) each partnership agreement to which such Assignor is a party, (ii) each Hedging Agreement to which such Assignor is a party; (iii) any Overdraft Facilities Agreement, and (iv) the Foreign Intercompany Loan Documents.

“Copyrights” means any copyright registered with the United States Copyright Office, as well as any application for a United States copyright registration made with the United States Copyright Office.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Agreement Obligations” means all liabilities of any Assignor now or hereafter arising under the Credit Agreement and all of the other Debt Documents, whether for principal, interest (including Post-Petition Interest), fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Debt Documents”  shall mean and include, respectively, the Credit Agreement, the Loan Documents, and all other documents, instruments and agreements now or hereafter evidencing or securing the whole or any part of the Credit Agreement Obligations (including, without limitation, each of the loan documents as defined in any principal agreement evidencing Credit Agreement Obligations), including any documents evidencing or securing any complete, partial or successive refunding, refinancing or replacement of the Credit Agreement Obligations and any amendments, modifications, renewals or extensions of any of the foregoing.

“Debt Instruments” means all documents, instruments or other evidence of indebtedness issued in respect of the Secured Obligations, as they may be amended, restated, supplemented or otherwise modified from time to time.

“Default Certification” has the meaning ascribed to it in Section 8.1(b) of this Agreement.

“Deposit Accounts” has the meaning provided in Article 9 of the UCC.

“Documents” has the meaning provided in the UCC.

“Electronic Chattel Paper” has the meaning provided in the UCC.

“Equipment” means any “equipment”, as such term is defined in the UCC and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement or the Senior Secured Notes Indenture and shall in any event, without limitation, include any payment default on any of the Secured Obligations after expiration of any applicable grace period.

“Excluded Foreign or Transportation Assets” means the following Collateral, collectively:

(i)            all property of the Assignors located at its cement manufacturing facility in Armenia, to the extent that a security interest therein granted by the Company may be perfected only by actions taken under the laws of jurisdictions other than the United States or any state or subdivision thereof;

(ii)           Inventory located outside of the United States and having an aggregate book value for all Assignors together of less than $20,000,000; and

(iii)          Excluded Transportation Assets.

“Excluded Transportation Assets” means, titled vehicles, vessels, aircraft, railcars, rolling stock and other assets and properties owned by Assignors in which a security interest may not be perfected through the filing of financing statements under the UCC and which have an aggregate fair market value from time to time of less than $5,000,000 for all Assignors together.

“Existing Hedging Agreements” shall have the meaning provided in the recitals to this Agreement.

“Fixtures” has the meaning provided in the UCC.

“Fully Paid” means with respect to any Secured Obligations, that the respective obligee of such Obligation or its representative (which representative shall be, in the case of the Bank Obligations, the Administrative Agent, and in the case of the Senior Secured Notes Obligations, the Senior Secured Notes Trustee) shall have certified to the Collateral Agent that such Obligation has terminated and that there remain no obligations of any kind whatsoever of the Borrower with respect thereto (other than contingent indemnification obligations as to which no claims shall have accrued or be pending).

“General Intangibles” has the meaning provided in the UCC and in any event includes all claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any partnership agreement to which an Assignor is a party or with respect to any partnership of which an Assignor is a partner.

“Goods” has the meaning provided in the UCC.

“Headquarters Loan Agreement” shall have the meaning provided in the recitals to this Agreement.

“HLLC” shall have the meaning provided in the recitals to this Agreement.

“Indemnified Party” shall have the meaning provided in Section 9.1 of this Agreement.

“Instructing Group” means (i) unless and until the Credit Agreement Obligations have been Fully Paid, as of any date of determination thereof, the Administrative Agent or Required Lenders (or, to the extent required by Section 12.1 of the Credit Agreement, all the Lenders) and (ii) after the date on which the Credit Agreement Obligations have been Fully Paid, the Senior Secured Notes Trustee.

“Instrument” has the meaning provided in Article 9 of the UCC.

“Intellectual Property Causes of Action” with respect to any Assignor, means any and all causes of action for infringements of Patents, Trademarks, Copyrights, or Trade Secrets of such Assignor.

“Intercreditor Agreement” shall have the meaning provided in Section 1.5 of this Agreement.

“Inventory” shall mean all “inventory” as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Assignor and, in any event, shall include, but shall not be limited to, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production — from raw materials through work-in-process to finished goods — and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers.

“Investment Property” shall have the meaning as provided in Article 9 of the UCC and shall include, without limitation (i) all securities, whether certificated or uncertificated, including, without limitation, stocks, bonds, interests in limited liability companies, partnership interests, treasury securities, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Assignor, including without limitation, the rights of any Assignor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Assignor; (iv) all commodity contracts held by Assignor; and (v) all commodity accounts held by any Assignor.

“Lenders” has the meaning ascribed to such term in the recitals to this Agreement.

“Letter-of-Credit Rights” shall have the meaning as provided in Article 9 of the UCC.

“Marks” shall mean any trademarks and service marks and trade names which are registered in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or any political subdivision thereof and any application for such trademarks and service marks, as well as any unregistered marks used by any Assignor in the United States and trade dress including logos, designs, trade names, company names, business names, fictitious business names and other business identifiers in connection with which any of these registered or unregistered marks are used in the United States.

“Mortgage” means (i) when referring to the Mortgaged Property, one of the Mortgages (ii) otherwise, the Security Documents (other than this Agreement), including the Mortgages.

“Overdraft Facilities” means facilities relating to Indebtedness permitted pursuant to Section 8.2(n) of the Credit Agreement, including, without limitation, guarantees thereof.

“Overdraft Facilities Agreements” shall have the meaning provided in the recitals to this Agreement.

“Overdraft Facilities Obligations” means all obligations of the Company or any of its Subsidiaries under and with respect to the Overdraft Facilities (whether direct or through a guarantee).

“Patents” means any patent issued by the United States Patent and Trademark Office, as well as any application for a United States patent registration pending with the United States Patent and Trademark Office together with any issue, reexamination, re-issue, continuation, continuation in-part, division, improvement or extension thereof.

“Pledged Debt” means the indebtedness as evidenced by the Pledged Intercompany Notes.

“Pledged Intercompany Notes” means the Intercompany Notes described on Schedule B hereto, as it may, from time to time, be supplemented in accordance with the terms of this Agreement.

“Pledged Securities” means, collectively, the Pledged Intercompany Notes, all other pledged promissory notes, and the Pledged Stock.

“Pledged Stock” means the certificated shares of Capital Stock described in Schedule C hereto, as it may, from time to time, be supplemented in accordance with the terms of the Agreement, and any other shares of Capital Stock pledged to the Collateral Agent under this Agreement.

“Post-Petition Interest” shall mean interest accruing in respect of Secured Obligations after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Company, at the rate applicable to such Secured Obligations pursuant to the applicable Debt Documents or the Senior Secured Notes Indenture, as applicable, whether or not such interest is allowed as a claim enforceable against Company in a bankruptcy case under the Bankruptcy Code, and any other interest that would have accrued but for the commencement of such proceedings.

“Primary Obligations” has the meaning provided in Section 8.5(b) of this Agreement.

“Pro Rata Share” has the meaning provided in Section 8.5(b) of this Agreement.

“Proceeds” shall have the meaning ascribed to it in Article 9 of the UCC and, in any event, shall include, but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Assets, (b) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Assets by any Governmental Authority (or any Person acting under color of Governmental Authority), and (c) any and all other amounts from time to time paid or payable to any Assignor or the Collateral Agent under or in connection with any of the Assets.

“Receivables” means any “account” as such term is defined in the UCC, and, in any event, shall include, but shall not be limited to, all rights to payment of a monetary obligation, whether or not earned by performance; (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of; (ii) for services rendered or to be rendered; (iii) for a policy of insurance issued or to be issued, including health care insurance receivables (as such term is defined in the UCC); (iv) for a secondary obligations incurred or to be incurred;  (v) for energy provided or to be provided; (vi) for the use or hire of a vessel under charter or other contract; (vii) arising out of the use of a credit card or information contained on or for use with the card; or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State, whether now in existence or arising from time to time hereafter, including, without limitation, such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held to secure the foregoing; (ii) all right, title and interest in and to any goods, the sale of which gave rise thereto; (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing; (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith; (v) all books, records, ledger cards, and invoices relating thereto; (vi) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers; (vii) all credit information, reports and memoranda relating thereto; and (viii) all other writings related in any way to the foregoing.

“Representative” has the meaning ascribed to it in Section 8.5(d) of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 8.5(b) of this Agreement.

“Secured Hedging Agreements” has the meaning provided in the first paragraph of this Agreement.

“Secured Hedging Obligations” means all obligations of the Company or any of its Subsidiaries under and with respect to the Secured Hedging Agreements (whether direct or through a guarantee).

“Secured Obligations” means, collectively, the Bank Obligations and the Senior Secured Notes Obligations.

“Secured Party” shall have the meaning provided in the first paragraph of this Agreement.

“Senior Secured Notes” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Notes Indenture” shall have the meaning provided in the recitals to this Agreement.

“Senior Secured Notes Obligations” means all indebtedness, obligations and liabilities of any Assignor now or hereafter owing pursuant to the Senior Secured Notes Indenture and the Senior Secured Notes (including, without limitation, premium, if any, interest (including Post-Petition Interest with respect to the foregoing)), fees, costs, expenses and all indemnification and reimbursement obligations of any Assignor under the Senior Secured Notes Indenture and the Senior Secured Notes.

“Senior Secured Notes Trustee” shall have the meaning provided in the recitals to this Agreement.

“Significant Copyrights” shall mean, at any time, those Copyrights which the relevant Assignor believes in its reasonable judgment to be material to its business at such time.

“Significant Marks” shall mean, at any time, those Marks which the relevant Assignor believes in its reasonable judgment to be material to its business at such time.

“Significant Patents” shall mean, at any time, those Patents which the relevant Assignor believes in its judgment to be material to its business at such time.

“Stock Rights” means any stock, any dividend or other distribution and any other right or property which an Assignor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any shares of Pledged Stock and any stock, any right to receive stock and any right to receive earnings, in which an Assignor now has or hereafter acquires any right, issued by an issuer of the Pledged Stock.

“Termination Date” shall have the meaning provided in Section 12.2 of this Agreement.

“Trade Secrets” means any know-how, technology, product formulations, procedures and product and manufacturing specifications or standards utilized in the manufacture, production and packaging of products, including, without limitation, formulas for the composition and manufacture of products sold under the Marks.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as now or hereafter in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s security interests in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in any other jurisdiction, the term “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.

“Unmatured Event of Default”  means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.